                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

EXHIBIT 21

                           CHARTER ONE FINANCIAL, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 1996

                                                                           JURISDICTION OF             PERCENT OF
                                                                            INCORPORATION              OWNERSHIP
                                                                           ----------------          ---------------
CHARTER MICHIGAN BANCORP, INC........................................         Michigan                    100%

SUBSIDIARY OF CHARTER MICHIGAN BANCORP, INC.

  Charter One Bank, F.S.B............................................       United States                 100%

SUBSIDIARIES OF CHARTER ONE BANK, F.S.B.

  1215 Financial Center Associates Ltd...............................           Ohio                       99%

  First Financial Services and Development Corporation...............           Ohio                      100%

  Thriftco, Inc......................................................           Ohio                      100%

  ICX Corporation....................................................           Ohio                      100%

  1001 Services, Inc.................................................         Michigan                    100%

  1001 Holding, Inc..................................................         Michigan                    100%

  FirstFed of Michigan International N.V.............................         Michigan                    100%

SUBSIDIARIES OF FIRST FINANCIAL SERVICES AND
  DEVELOPMENT CORPORATION

  First Family Financial Services, Inc. dba First Data Tech..........           Ohio                      100%

  First Northern Insurance Agency, Inc...............................           Ohio                      100%

  Real Estate Appraisal Services, Inc................................           Ohio                      100%

  Servco, Inc........................................................           Ohio                      100%

  Charter One Investments, Inc.......................................           Ohio                      100%

  GCCC, Inc. dba ACS.................................................           Ohio                      100%

  Renaissance Insurance Agency, Inc..................................         Michigan                    100%

SUBSIDIARY OF 1001 SERVICES, INC.

  1001 Realty, Inc...................................................         Michigan                    100%

SUBSIDIARIES OF 1001 HOLDING, INC.

  1001 Insurance Agency, Inc.........................................         Michigan                    100%

  Bay Life Insurance Company, Inc....................................          Arizona                    100%